BlueLinx Corporation 1950 Spectrum Circle, Suite 300 Marietta, GA 30067 www.bluelinxco.com 770.953.7000 March 30, 2020 Alexander Averitt Via email Dear Alex, In light of the COVID-19 pandemic and the likely impact on our business, you have voluntarily agreed to reduce your monthly base salary by 10% for an initial period of six months (which may be extended at your request), effective as of April 1, 2020. This letter confirms that the decrease in your base salary is a temporary decrease that will not be considered a reduction of your base salary for any purpose under any employment agreement (other than for the purpose of actually making reduced payments of base salary to you during this voluntary period of decrease) or any severance plan. By signing below, you agree that you have requested and consented to the decrease in base salary, and that such decrease is not a breach of, and does not impact or trigger any benefits under, any employment agreement or severance plan. BlueLinx Corporation /s/ Mitchell B. Lewis Mitchell B. Lewis President and CEO Agreed to as of March 30, 2020 /s/ Alexander Averitt Alexander Averitt